KERYX BIOPHARMACEUTICALS INC. RECEIVES EXTENSION FOR NASDAQ LISTING COMPLIANCE

NEW YORK, NY, June 9, 2009 /PRNewswire-FirstCall / -- Keryx Biopharmaceuticals, Inc. (Nasdaq: KERX) today announced that on June 5, 2009, it received a letter from the NASDAQ Listing Qualifications Hearings Panel granting the Company an extension through August 31, 2009, to regain compliance with Nasdaq Listing Rule 5550(b), which requires the Company to have a minimum of $2,500,000 in stockholders' equity, or $35,000,000 market value of listed securities, or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years, for continued listing on The Nasdaq Capital Market.

The Company expects to be able to comply with Nasdaq Listing Rule 5550(b) for continued listing on The Nasdaq Capital Market by August 31, 2009; however, there can be no assurance that the Company will be able to do so. Failure to comply with the conditions for listing could result in the delisting of the Company’s common stock from The Nasdaq Capital Market.

About Keryx Biopharmaceuticals, Inc.

Keryx Biopharmaceuticals is focused on the acquisition, development and commercialization of medically important, novel pharmaceutical products for the treatment of life-threatening diseases, including renal disease and cancer. Keryx is developing Zerenex(TM)(ferric citrate), an oral, iron-based compound that has the capacity to bind to phosphate and form non-absorbable complexes. Zerenex has recently completed a Phase 2 clinical program as a treatment for hyperphosphatemia (elevated phosphate levels) in patients with end-stage renal disease. The Company is also developing KRX-0401 (perifosine), a novel, potentially first-in-class, oral anti-cancer agent that modulates Akt, a protein in the body associated with tumor survival and growth. KRX-0401 also modulates a number of other key signal transduction pathways, including the JNK and MAPK pathways, which are pathways associated with programmed cell death, cell growth, cell differentiation and cell survival. KRX-0401 is currently in Phase 2 clinical development for multiple tumor types. The Company also actively engages in business development activities that include seeking strategic relationships for its product candidates and for the Company, as well as evaluating compounds and companies for in-licensing or acquisition. Keryx is headquartered in New York City.

Cautionary Statement

Some of the statements included in this press release may be forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Among the factors that could cause our actual results to differ materially are the following: There can be no assurance that the Company will satisfy Nasdaq's conditions for continued listing on The Nasdaq Capital Market, or that the Company's common stock will remain listed on The Nasdaq Capital Market; that the Company will complete cost-effective clinical trials or meet as anticipated the development timelines for the drug candidates in its pipeline, including Zerenex and KRX-0401, to help generate greater interest in the market for its common stock; or that the Company's stock will not be affected by other risk factors identified from time to time in our reports filed with the Securities and Exchange Commission. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at http://www.keryx.com. The information in our website is not incorporated by reference into this press release and is included as an inactive textual reference only.

KERYX CONTACT:
Lauren Fischer
Director, Investor Relations
Keryx Biopharmaceuticals, Inc.
Tel: 212.531.5962
E-mail: lfischer@keryx.com